EXHIBIT 23.2

|BDO           BDO Seidman, LLP                    115 Stevens Avenue, Suite 207
 ---           Accountants and Consultants         Valhalla, New York 10595-1252
                                                   Telephone: (914) 747-1122
                                                   Fax: (914) 769-6972

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


Competitive  Technologies,  Inc.
Fairfield,  Connecticut


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 4, 2006, relating to the consolidated financial statements of Competitive Technologies, Inc. appearing in the Company's 2007 Form 10-K for the year ended July 31, 2007.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


\s\ BDO Seidman, LLP
--------------------------------------
BDO Seidman, LLP
New York, New York


September 4, 2008